NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER RULE 506 OF REGULATION D PROMULGATED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION OR EXCLUSION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

No. [number]
US$[number]

                    3% CONVERTIBLE DEBENTURE DUE [DATE], 2003

         THIS DEBENTURE is one of a duly authorized issue of Debentures of INVU, Inc., a Colorado corporation (the "Company"), designated as its 3% Convertible Debentures, due [date], 2003 (the "Debentures"), in an aggregate principal amount of up to US$5,000,000.

         FOR VALUE RECEIVED, the Company promises to pay to [name], or its registered assigns (the "Holder"), the principal sum of [amount] Dollars (US $[number]), on or prior to [date], 2003 (the "Maturity Date") and to pay interest to the Holder on the principal sum, at the rate of three percent (3%) per annum. Interest shall accrue daily commencing on the date twelve (12) months after the Original Issue Date (as defined in Section 1) until payment in full of the principal sum, together with all accrued and unpaid interest, has been made or duly provided for. If at any time after the original Issue Date an Event of Default has occurred and is continuing, interest shall accrue at the rate of fifteen percent (15%) per annum from the date of the Event of Default and the applicable cure period through and including the date of payment. Interest due and payable hereunder shall be paid to the person in whose name this Debenture (or one or more successor Debentures) is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register"); provided, however, that the Company's obligation to a transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions hereof and of the Convertible Debenture Purchase Agreement by and between the Company and the Holder, dated as of May __, 2000, as amended from time to time (the "Purchase Agreement"), executed by the original Holder. A transfer of the right to receive principal and interest under this Debenture shall be transferable only through an appropriate entry in the Debenture Register as provided herein.

         This Debenture is subject to the following additional provisions:

                  Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

                  "Adjusted Conversion Price" means the lesser of the Fixed Conversion Price or the Floating Conversion Price one day prior to the record date set for the determination of stockholders entitled to receive dividends, distributions, rights or warrants as provided for in Sections 4(c)(ii), (iii) and (iv).

                  "Attorney-in-Fact" shall have the same meaning as used in the Purchase Agreement.

                  "Conversion Date"  means  the  date  on  which  a  Notice   of
Conversion is dated.

                  "Conversion Ratio" means, at any time, a fraction, of which the numerator is the principal amount represented by any Debenture plus accrued but unpaid interest, and of which the denominator is the Conversion Price at such time.

                  "Escrow Agent" means the Escrow Agent as defined in the Purchase Agreement.

                  "Junior Securities" means the Common Stock, all other equity securities of the Company and all other debt that is subordinated to the Debenture by its terms.

                  "Original Issue Date" shall mean the date of the first issuance of this Debenture regardless of the number of transfers hereof.

                  Section 2.        Denominations of Debentures.

                  The Debentures are issuable in denominations of One Thousand Dollars (US$1,000.00) and integral multiples of One Thousand Dollars (US$1,000.00) in excess thereof. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same, but shall not be issuable in denominations of less than integral multiplies of One Thousand Dollars (US$1,000.00). No service charge to the Holder will be made for such registration of transfer or exchange.

                  Section 3.        Events of Default and Remedies.

         I. "Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

                  (a) any default in the payment of the principal of or interest on this Debenture as and when the same shall become due and payable either at the Maturity Date, by acceleration, conversion, or otherwise, and such default shall not have been remedied within ten (10) Business Days after the date on which written notice of such default shall have been given;

                  (b) the Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of, this Debenture, and such failure or breach shall not have been remedied within ten (10) Business Days after the date on which written notice of such failure or breach shall have been given;

                  (c) the occurrence of any event or breach or default by the Company under the Purchase Agreement or any other Transaction Document and such failure or breach shall not have been remedied within ten (10) Business Days after the date on which written notice of such failure or breach shall have been given by the Purchaser;

                  (d) the Company or any of its subsidiaries shall commence a voluntary case under the United States Bankruptcy Code as now or hereafter in effect or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company under the Bankruptcy Code and the petition is not controverted within thirty (30) days, or is not dismissed within sixty (60) days, after commencement of the case; or a "custodian" (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Company or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such proceeding which remains undismissed for a period of sixty (60) days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty (60) days; or the Company makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing;

                  (e) the Company shall default in any of its obligations under any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company in an amount exceeding One Hundred Thousand Dollars ($100,000.00), whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

                  (f) the Company shall voluntarily have its Common Stock deleted or delisted, as the case may be, from the OTCBB or other national securities exchange or market on which such Common Stock is listed for trading or suspended from trading thereon, and shall not have its Common Stock relisted or have such suspension lifted, as the case may be, within five (5) Trading Days of such deletion or delisting;

                  (g)  notwithstanding  anything  herein  to the  contrary,  the
Company shall fail to deliver to the Escrow Agent share certificates representing the Common Shares to be issued upon conversion of the Debentures within ten (10) Business Days pursuant to written notice by the Escrow Agent to the Company that additional Shares are required in escrow pursuant to Section
4.14 of the Purchase Agreement, Article 2 of the Escrow Agreement, and Section 4(b) of this Debenture;

                  (h) the Company shall issue a press release, or otherwise make publicly known, that it is not honoring properly executed Holder Notice of Conversions for any reason whatsoever;

                  (i) the Registration Statement which is the subject of the Registration Rights Agreement annexed as Exhibit C to the Purchase Agreement is no longer effective as required under the Registration Rights Agreement and the Company does not cause such Registration Statement to become effective within ten (10) Business Days of not being effective;

                  (j) the Company shall issue or enter into an agreement to issue any equity or equity equivalent security with a floating conversion price substantially similar to the Debentures.

         II. (a) If any Event of Default occurs and continues, beyond any cure period, if any, then so long as such Event of Default shall then be continuing the Holder may, by notice to the Company, accelerate all of the payments due under this Debenture by declaring all amounts of this Debenture, to be, whereupon the same shall become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are waived by the Company, notwithstanding anything herein contained to the contrary, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. This shall include, but not be limited to the right to temporary, preliminary and permanent injunctive relief without the requirement of posting any bond or undertaking.

              (b) Holder may thereupon proceed to protect and enforce its rights either by suit in equity, or by action at law, or by other appropriate proceedings whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Debenture or in aid of the exercise of any power granted in this Debenture, and proceed to enforce the payment of any of the Debentures held by it, and to enforce any other legal or equitable right of such holder.

              (c) Except as expressly provided for herein, the Company specifically waives all rights it may have (i) to notice of nonpayment, demand, presentment, protest and notice of protest with respect to any of the obligations hereunder or the shares; (ii) notice of acceptance hereof or of any other action taken in reliance hereon, notice and opportunity to be heard before the exercise by Holder of the remedies of self-help, set-off, or other summary procedures and all other demands and notices of any description except for cure periods; and (iii) releases Holder, its officers, directors, agents, employees and attorneys from all claims for loss or damage caused by any act or failure to act on the part of Holder, its officers, attorneys, agents, directors and employees except for gross negligence or willful misconduct.

              (d) As a non-exclusive remedy, in the Event of a Default, the Holder can convert the remaining principal amount of the Debenture and accrued interest at the lesser of the Fixed Conversion Price or the Floating Conversion Price upon giving a notice of conversion to the Company. The Company shall not have the right to object to the conversion or the calculation of the applicable Conversion Price, and the Escrow Agent shall release the shares of Common Stock from escrow upon notifying the Company of the conversion.

         III. To effectuate the terms and provision of this Debenture, the Holder may send notice of any default to the Company's attorney-in-fact (the "Attorney-in-Fact") as set forth herein and send a copy of such notice to the Company and its counsel, simultaneously, and request the Attorney-in- Fact, to comply with the terms of this Debenture and Purchase Agreement and all agreements entered into pursuant to the Purchase Agreement on behalf of the Company.

                  Section 4.        Conversion

                  (a) The unpaid principal amount of this Debenture and interest due thereon, shall be convertible into shares of Common Stock at the Conversion Ratio as defined below, and subject to the Limitation on Conversion in Section
4.19 of the Purchase Agreement, at the option of the Holder in whole or in part, at any time, commencing on the Original Issue Date. The resale of such shares of Common Stock has been registered under the Securities Act of 1933, as amended, pursuant to the Registration Rights Agreement. Any conversion under this Section 4(a) shall be for a minimum principal amount of $10,000.00 of Debentures and the interest accrued and due on such amount. The Holder shall effect conversions by surrendering the Debenture (or such portions thereof) to be converted to the Company, together with the form of conversion notice attached hereto as Exhibit A (the "Holder Notice of Conversion") in the manner set forth in Section 4(j). Each Holder Notice of Conversion shall specify the principal amount of Debentures and related interest to be converted, and the date on which such conversion is to be effected (the "Holder Conversion Date"). Subject to Section 4, each Holder Notice of Conversion, once given, shall be irrevocable. If the Holder is converting less than all of the principal amount represented by the Debenture(s) tendered by the Holder in the Holder Notice of Conversion, the Company shall deliver to the Holder a new Debenture for such principal amount as has not been converted within two (2) Business Days of the Holder Conversion Date. In the event that the Escrow Agent holds the Debentures on behalf of the Holder, the Company agrees that in lieu of surrendering the Debenture upon every partial conversion, the Escrow Agent shall give the Company and the Holder written notice of the amount of the Debenture left unconverted. Upon the entire conversion of the Debenture or the Maturity Date, the Escrow Agent shall return the Debenture to the Company for cancellation.

                  (b) Not later than two (2) Business Days after the Conversion Date, the Escrow Agent will deliver to the Holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions, representing the number of shares of Common Stock being acquired upon the conversion of Debentures and (ii) once received from the Company, Debentures in principal amount equal to the principal amount of Debentures not converted; provided, however that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any Debentures, until the Debentures are either delivered for conversion to the Escrow Agent or Company or any transfer agent for the Debentures or Common Stock, or the Holder notifies the Company that such Debentures have been lost, stolen or destroyed and provides an agreement reasonably acceptable to the Company to indemnify the Company from any loss incurred by it in connection therewith. In the case of a conversion pursuant to a Holder Notice of Conversion, if such certificate or certificates are not delivered by the date required under this Section 4(b), the Holder shall be entitled by providing written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the Debentures tendered for conversion.

                      The Company agrees that, at any time the conversion price of the Debentures is such that the number of shares of Common Stock in escrow (the "Debenture Escrow Shares") is less than 200% of the number of shares of Common Stock that would be needed to satisfy full conversion of all of the Debentures given the then current conversion price (the "Full Conversion Shares"), upon five (5) days written notice of such circumstance to the Company by the Purchaser and/or Escrow Agent, it will issue additional share certificates in the names of each of the Purchasers in denominations of 10,000 shares, and deliver same to the Escrow Agent, such that the new number of Debenture Escrow Shares is equal to 200% of the Full Conversion Shares.

                  (c) (i) The Conversion Price for each Debenture in effect on any Conversion Date shall be the LESSER of (X) [the lower of US$3.00 or one hundred twenty-five percent (125%) of the average Per Share Market Value for the five (5) Trading Days immediately prior to the Closing Date] (the "Fixed Conversion Price") or (Y) seventy five percent (75%) of the average of the three
(3) lowest Per Share Market Value prices during the thirty (30) day period immediately preceding the Conversion Date ("Floating Conversion Price"). The conversion of the Debentures is subject to the Limitation on Conversion in
Section 4.19 of the Purchase Agreement as set forth below.

                  "In addition to and not in lieu of the limitations on conversion set forth in the Debentures, the conversion and exercise rights of each of the Purchasers set forth in the Debentures and the Warrants, as applicable, shall be limited, solely to the extent required, from time to time, such that, unless each of the Purchasers give written notice 75 days in advance to the Company of their intention to exceed the Limitations of Conversions as defined herein, with respect to all or a specified amount of the Debentures and the corresponding number of corresponding number of the Underlying Shares, in no instance shall the maximum number of shares of Common Stock which the Purchasers (singularly, together with any Persons who in the determination of such Purchasers, together with such Purchasers, constitute a group as defined in Rule 13d-5 of the Exchange Act) may receive in respect of any conversion of the Debentures, or exercise of the Warrants, exceed, at any one time, an amount equal to the remainder of (i) 4.99% of the then issued and outstanding shares of Common Stock of the Company following such conversion or exercise minus (ii) the number of shares of Common Stock of the Company then owned by any of the Purchasers (including any shares of Common Stock deemed beneficially owned due to ownership of the Debentures and Warrants) (the foregoing being herein referred to as the "Limitation on Conversion"); provided, however, that the Limitation on Conversion shall not apply to any forced or automatic conversion by the Company pursuant to Section 4(i) and Section 5 of the Debentures and, provided, further, that if 10 Business Days have elapsed since any of the Purchasers shall have declared an Event of Default (as that term is defined in the Convertible Debenture) and the Company shall not have cured such Event of Default, the provisions of this Section 4.19 shall be null and void from and after such date. The Company shall, promptly upon its receipt of a notice of conversion tendered by any of the Purchasers (or its sole designee) under the Debentures, as applicable, and upon its receipt of a notice of exercise under the terms of the Warrants, notify such Purchaser by telephone and by facsimile of the number of shares of Common Stock outstanding on such date and the number of Underlying Shares which would be issuable to such Purchaser (or its sole designee, as the case may be) if the conversion requested in such notice of conversion or exercise requested in such notice of exercise were effected in full, whereupon, notwithstanding anything to the contrary set forth in the Debentures or the Warrants, such Purchaser may within one Trading Day of its receipt of the Company notice required by this Section 4.19 by facsimile revoke such conversion or exercise to the extent (in whole or in part) that it determines that such conversion or exercise would result in such Purchaser owning shares of Common Stock in excess of the Limitation on Conversion."

                           (ii)     If  the  Company,  at  any  time  while  any
Debentures are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Adjusted Conversion Price designated in Section 4(c)(i) shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock of the Company outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 4(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

                           (iii)  If  the   Company,   at  any  time  while  any
Debentures are outstanding, shall issue or sell shares of Common Stock, or options, warrants or other rights to subscribe for or purchase shares of Common Stock, (excluding shares of Common Stock issuable upon exercise of options, warrants or conversion rights granted as of the date hereof and 2,250,000 shares of Common Stock issuable upon exercise of options to be granted to members of the Company's management and up to a maximum of 750,000 of shares to be issued as compensation to certain persons) and at a price per share less than the Per Share Market Value of Common Stock at the issue date mentioned below, the Adjusted Conversion Price designated in Section 4(c)(i) shall be multiplied by a fraction, of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such shares, options, warrants or rights plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Conversion Price designated in Section 4(c)(i) pursuant to this Section 4(c)(iii), if any such right or warrant shall expire and shall not have been exercised, the Adjusted Conversion Price designated in Section 4(c)(i) shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section 4 after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

                           (iv)     If the Company, at any time while Debentures
are outstanding, shall distribute to all holders of Common Stock (and not to holders of Debentures) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Section 4(c)(iii) above) then in each such case the Conversion Price at which each Debenture shall thereafter be convertible shall be determined by multiplying the Adjusted Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common

Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the holders of a majority of the principal amount of the Debentures then outstanding; and provided, further that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the Holder and all other holders of Debentures of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                           (v) All  calculations  under this  Section 4 shall be
made to the nearest 1/1000th of a cent or the nearest 1/1000th of a share, as the case may be. Any calculation over .005 shall be rounded up to the next cent or share and any calculation less than .005 shall be rounded down to the previous cent or share.

                           (vi)     In the event the  Conversion  Price  is  not
adjusted pursuant to Section 4(c)(ii), (iii), (iv), or (v), within two (2) Business Days following the occurrence of an event described therein, the Holder shall have the right to require the Company to redeem the Debentures at 135% of par value and simultaneously pay such amount and all accrued interest and dividends to the Holder pursuant to the written instructions provided by the Holder.

                           (vii)  Whenever  the  Conversion  Price  is  adjusted
pursuant to Section 4(c)(ii),(iii), (iv) or (v), or redeemed pursuant to Section 4(c)(vi), the Company shall within two (2) days after the determination of the new Conversion Price mail and fax to the Holder and to each other holder of Debentures, a notice ("Company Notice of Conversion") setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                           (viii) In case of any  reclassification of the Common
Stock, any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then each holder of Debentures then outstanding shall have the right thereafter to convert such Debentures only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange (except in the event the property is cash, then the Holder shall have the right to convert the Debentures and receive cash in the same manner as other stockholders), and the Holder shall be entitled upon such event to receive such amount of securities or property as the shares of the Common Stock into which such Debentures could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this Section 4(c)(viii) upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

                           (ix)     If:

                                    (A)     the Company shall declare a dividend
                                            (or any other distribution)  on  its
                                            Common Stock; or

                                    (B)     the Company  shall declare a special
                                            nonrecurring  cash  dividend on or a
                                            redemption of its Common Stock; or

                                    (C)     the  Company  shall   authorize  the
                                            granting   to  all  holders  of  the
                                            Common  Stock  rights or warrants to
                                            subscribe for or purchase any shares
                                            of capital  stock of any class or of
                                            any rights; or

                                    (D)     the  approval of any stockholders of
                                            the Company  shall  be  required  in
                                            connection with any reclassification
                                            of the Common  Stock  of the Company
                                            (other   than   a   subdivision   or
                                            combination   of   the   outstanding
                                            shares   of   Common   Stock),   any
                                            consolidation or merger to which the
                                            Company  is  a  party,  any  sale or
                                            transfer of all or substantially all
                                            of the assets of the Company, or any
                                            compulsory  share  exchange  whereby
                                            the  Common  Stock is converted into
                                            other  securities, cash or property;
                                            or

                                    (E)     the  Company  shall   authorize  the
                                            voluntary       or       involuntary
                                            dissolution,      liquidation     or
                                            winding-up  of  the  affairs  of the
                                            Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Debentures, and shall cause to be mailed and faxed to the Holder and each other holder of Debentures at their last addresses as it shall appear upon the Debenture Register, at least thirty (30) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

                  (d) If at any time conditions shall arise by reason of action or inaction taken by the Company which in the opinion of the Board of Directors are not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the Holder and all other holders of Debentures (different than or distinguished from the effect generally on rights of holders of any class of the Company's capital stock), the Company shall, at least thirty (30) calendar days prior to the effective date of such action, mail and fax a written notice to each holder of Debentures briefly describing the action contemplated and the material adverse effects of such action on the rights of such holders and an Appraiser selected by the holders of majority in principal amount of the outstanding Debentures shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 4), of the Conversion Price (including, if necessary, any adjustment as to the securities into which Debentures may thereafter be convertible) and any distribution which is or would be required to preserve without diluting the rights of the holders of Debentures; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case the adjustment shall be equal to the average of the adjustments recommended by each such Appraiser. The Board of Directors shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case may be; provided, however, that no such adjustment of the Conversion Price shall be made which in the opinion of the Appraiser(s) giving the aforesaid opinion or opinions would result in an increase of the Conversion Price to more than the Conversion Price then in effect.

                  (e) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Debentures as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of Debentures, such number of shares of Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 4(c) and Section 4(d) hereof) upon the conversion of the aggregate principal amount of all outstanding Debentures. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

                  (f) No fractional shares of Common Stock shall be issuable upon a conversion hereunder and the number of shares to be issued shall be rounded up to the nearest whole share. If a fractional share interest arises upon any conversion hereunder, the Company shall eliminate such fractional share interest by issuing Holder an additional full share of Common Stock.

                  (g) The issuance of certificates for shares of Common Stock on conversion of Debentures shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  (h) Debentures converted into Common Stock shall be canceled upon conversion.

                  (i) On the Maturity Date, the unconverted principal amount of the Debentures and all interest due thereon shall either be paid off in full by the Company or, if payment in full is not received within ten (10) Business Days after the Maturity Date, convert automatically into shares of Common Stock at the lesser of the Fixed Conversion Price or the Floating Conversion Price as set forth in Section 4(c)(i).

                  (j) Each Holder Notice of Conversion shall be given by facsimile to the Escrow Agent no later than 4:00 pm New York Time. Upon receipt of such Notice of Conversion, the Escrow Agent shall forward such Notice of Conversion to the Company by facsimile by the end of the Business Day, on which received, assuming received by 6:00 pm New York Time and if thereafter on the next Business Day, at the facsimile telephone number and address of the principal place of business of the Company. Each Company Notice of Conversion shall be given by facsimile addressed to each holder of Debentures at the facsimile telephone number and address of such holder appearing on the books of the Company as provided to the Company by such holder for the purpose of such Company Notice of Conversion, with a copy to the Escrow Agent. Any such notice shall be deemed given and effective upon the transmission of such facsimile at the facsimile telephone number specified in this Section 4(j) (with printed confirmation of transmission). In the event that the Escrow Agent receives the Notice of Conversion after 4:00 p.m. New York Time, the Conversion Date shall be deemed to be the next Business Day. In the event that the Notice of Conversion is sent after the end of the Business Day, notice will be deemed to have been given the next Business Day.

                  Section 5. Redemption of Debentures In the event the Holder converts a portion of the Debenture resulting in the issuance of a [the Holder's proportionate share of an aggregate of 6,666,666] shares ("Maximum Shares") of Common Stock, and so long as the Company is not in default of the Debenture and the Purchase Agreement, then the Company may redeem the unconverted principal amount of the Debentures in accordance with the following:

                  (a) The Company may, upon no less that seven (7) Business Days written notice to the Holder, with a copy to the Escrow Agent, redeem the Debentures at one hundred thirty-five percent (135%) of the par value per debenture plus accrued interest (the "Redemption Price").

                  (b) Within five (5) Business Days of sending the notice of redemption, the Company shall deposit the Redemption Price by wire transfer to the IOLA account of the Escrow Agent. Upon receipt of the Redemption Price, the Escrow Agent shall release the Redemption Price to the Holder and return the remaining Debentures and Underlying Shares to the Company.

                  (c) In the event that the Company fails to deposit the Redemption Price in the Escrow Agent's IOLA account within the time allocated in section (b) above, then the redemption shall be declared null and void.

                  (d) The Maximum Shares shall be subject to adjustment as provided in Section 4(c).

                  Section 6. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein. The Company may not prepay any portion of the outstanding principal amount on the Debentures.

                  Section 7. This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

                  Section 8. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of an affidavit of such loss, theft or destruction of such Debenture, and reasonably acceptable indemnity, if requested, by the Company.

                  Section 9. This Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Any action to enforce the terms of this Debenture, the Purchase Agreement or any other Transaction Document shall be exclusively brought in the state and/or federal courts in the State and County of New York. Service of process in any action by the Holder to enforce the terms of this Debenture may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to the Company at its principal address set forth in the Purchase Agreement.

                  Section 10. All notices or other communications hereunder shall be given, and shall be deemed duly given and received, if given, in the manner set forth in Section 4(j).

                  Section 11. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

                  Section 12. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

                  Section 13. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

                  Section 14. This Debenture may not be transferred or assigned, in whole or in part, at any time, except in compliance with applicable federal and state securities laws by the transferor and the transferee.

                  Section 15. In the event any Party commences legal action to enforce its rights under this Debenture, the non-prevailing party shall pay all reasonable costs and expenses (including but not limited to reasonable attorney's fees, accountant's fees, appraiser's fees and investigative fees) incurred in enforcing such rights.


                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized as of the date first above indicated.


                                            INVU, INC.



Attest: ______________________              By:______________________________
                                            Name:
                                            Title:

                                    EXHIBIT A


                              NOTICE OF CONVERSION
                            AT THE ELECTION OF HOLDER

(To be Executed by the Registered Holder in order to Convert the Debenture)

Except as provided by Section 4(b) of the Debenture, the undersigned hereby irrevocably elects to convert the above Debenture No. into shares of Common Stock, no par value per share (the "Common Stock"), of INVU, Inc. (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. A fee of $350 will be charged to the Holder for any conversion by the Escrow Agent. No other fees will be charged to the Holder, except for such transfer taxes, if any.



Conversion calculations:    ------------------------------------------------
                            Date to Effect Conversion

                            ------------------------------------------------
                            Principal Amount of Debentures to be Converted

                            ------------------------------------------------
                            Interest to be Converted or Paid

                            ------------------------------------------------
                            Applicable Conversion Price (Pursuant to Section 4(c)(v))

                            ------------------------------------------------
                            Number of Shares to be Issued Upon Conversion


                            ------------------------------------------------
                            Signature


                            ------------------------------------------------
                            Name


                            ------------------------------------------------
                            Address